UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2004

Wynn Resorts, Limited

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50028	46-0484987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2004, the Registrant entered into an Equity Underwriting Agreement, dated November 9, 2004, between the Registrant and Deutsche Bank Securities Inc., for the sale by the Registrant of 7,500,000 shares of its common stock. Pursuant to the Equity Underwriting Agreement, the Registrant granted Deutsche Bank Securities Inc. the right to purchase up to 1,125,000 additional shares to cover over-allotments. The Equity Underwriting Agreement is filed as Exhibit 1 hereto and incorporated herein by reference. The Registrant’s press release, dated November 9, 2004, relating to the stock offering is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The Registrant intends to use the net proceeds from the offering to repay or reduce indebtedness, for further development of the Registrant’s Encore at Wynn Las Vegas and Wynn Macau projects, or for general corporate purposes.

Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., is the administrative agent under a $1.05 billion credit facility entered into by Wynn Las Vegas, LLC and certain of its subsidiaries on October 30, 2002. Deutsche Bank Securities Inc. acted as a lead arranger and joint-book running manager for such credit facility. Deutsche Bank Securities Inc. acted as arranger of a $198.5 million loan facility for Wynn Las Vegas, LLC on October 20, 2003. Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., is the administrative agent under a $143.4 million credit facility entered into by one of the Registrant’s subsidiaries on May 3, 2004. Deutsche Bank AG, Hong Kong, an affiliate of Deutsche Bank Securities, Inc. is a global coordinating lead arranger of a $397 million senior secured bank facility entered into by one of the Registrant’s affiliates on September 14, 2004.

Item 8.01. Other Events.

The Registrant’s press release, dated November 8, 2004, relating to the financing of its intended expansion of Wynn Las Vegas is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
1	Equity Underwriting Agreement, dated November 9, 2004, between Wynn Resorts, Limited and Deutsche Bank Securities Inc.

99.1	Press Release, dated November 9, 2004, of Wynn Resorts, Limited.

99.2	Press Release, dated November 8, 2004, of Wynn Resorts, Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2004

Wynn Resorts, Limited

By:	/s/ John Strzemp
John Strzemp
Executive Vice President and
Chief Financial Officer